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                      ASSUMPTION AGREEMENT


      THIS ASSUMPTION AGREEMENT (this "Assumption Agreement") is entered into this 24th day of May, 1996, by and among ATC ENVIRONMENTAL INC., a Delaware corporation, whose principal place of business is at 104 East 25th Street, 10th Floor, New York, NY 10010 ("Purchaser") and AMERICAN TESTING AND ENGINEERING CORPORATION, an Indiana corporation, whose principal place of business is at 8653 Bash Street, Indianapolis, IN 46256-1202 ("Seller"); and Seller's founder and principal shareholder, GERALD D. MANN, an Indiana resident ("GDM").

                            RECITALS

      A. Concurrent herewith, Purchaser, Seller and GDM have entered into an Agreement for Sale and Purchase of Business Assets, dated May 24, 1996 ("Purchase Agreement"), in which Purchaser has agreed to purchase and/or lease with an option to purchase, substantially all of Seller's assets.

      B. As a material inducement to Seller and GDM to enter into the Purchase Agreement, Purchaser has agreed to assume certain liabilities and obligations of ATEC in connection with its business and/or assets.

      NOW, THEREFORE, in consideration of the above premises and the consideration payable under the Purchase Agreement and the Related Agreements (as defined under the Purchase Agreement), the receipt and sufficiency of which is hereby acknowledged, Purchaser, Seller and GDM do hereby agree as follows:

      1. Assumption of Liabilities by Purchaser. Purchaser assumes and agrees to pay and discharge, effective from and after the date hereof, the specifically identified debts, obligations and liabilities listed on Schedule "A" hereto (collectively referred to herein as the "Assumed Liabilities") with the payment schedule as indicated thereon. Any debt, liability or obligation that is not set forth on Schedule "A" is not assumed by Purchaser and is retained by Seller or GDM, as the case may be. If there is attached hereto a schedule of non-assumed liabilities, the omission of any item thereon shall not be construed to mean or imply that the item is an assumed liability.

      2. Substitution and Release of Seller and GDM. Purchaser agrees to use its best efforts to cooperate with Seller and GDM in attempting to obtain from the obligees of the Assumed Liabilities (other than current trade payables) formal written releases of Seller and/or GDM from liability under the specified
Assumed   Liabilities.   Purchaser  shall,   however,   have   no
responsibility  other than its commitment of best  efforts  under this section to
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obtain  the novation of, the consent to substitute Purchaser  for
Seller and/or GDM as the obligor(s) on, or the release of Seller and/or GDM from, the Assumed Liabilities, and if Seller and/or GDM desires to obtain such novation, substitution or release, it shall be the responsibility of Seller and/or GDM to achieve this (Purchaser will, however, cooperate in this effort in good faith
with  its  best  efforts as provided in this paragraph  2).   The
inability of Seller and Purchaser to obtain formal releases, novations, or assignments of the Assumed Liabilities shall not,
however,  diminish  Purchaser's  responsibility  to  assume   and
perform the obligations of the Assumed Liabilities, provided Seller cooperates with Purchaser in setting up arrangements, whether formal or informal, that enable Purchaser to perform the Assumed Liabilities.

      3. Indemnity by Purchaser. Purchaser agrees to indemnify and defend Seller and GDM in accordance with Purchaser's indemnity covenant set forth in 1.03 of the Purchase Agreement from and against any and all debts, losses, damages, costs or expenses, including without limitation, reasonable attorney's fees and other defense costs, resulting or arising from or incurred in connection with Purchaser's failure to perform and fully discharge the Assumed Liabilities.

      4. Capitalized Terms. All capitalized terms in this Assumption Agreement not defined otherwise herein shall have the meaning ascribed to them in the Purchase Agreement unless the context plainly indicates that such meaning is inappropriate.

      5.    Further Instruments.  The parties hereto  agree  that
they   will  execute  any  and  all  other  documents  or   legal
instruments that may be necessary or required to carry out and effectuate all of the provisions hereof.

      6. Governing Law. This Assumption Agreement, and all matters relating hereto, including any matter or dispute arising out of this Assumption Agreement, shall be interpreted, governed, and enforced according to the laws of the State of Indiana, and the parties hereto consent to resolve such disputes in accordance with the jurisdiction and dispute resolution provisions of
10.15 of the Purchase Agreement.

      7.    Incorporation of Recitals and Schedule.    The  above
recitals and the schedule(s) attached hereto are incorporated herein by reference and expressly made a part of this Assumption
Agreement.

     8. Dispute Resolution. All disputes hereunder between the parties shall be resolved in accordance with Section 10.15 of the Asset Purchase Agreement.

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      IN WITNESS WHEREOF, the parties have caused this Assumption
Agreement to be executed on the date first set forth above.


ATC ENVIRONMENTAL INC.             AMERICAN TESTING AND
                                   ENGINEERING CORPORATION


By: /s/ Nicholas J. Malino              /s/ Gerald D. Mann
   -------------------------       By:-------------------------
   Nicholas J. Malino,                Gerald D. Mann,
   Senior Vice President              President

          ATC                                ATEC




                                      /s/ Gerald D. Mann
                                   ____________________________
                                      Gerald D. Mann

                                             GDM

















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